UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On March 21, 2006, Smart Online, Inc. (the "Company") entered into an employment agreement with Nicholas A. Sinigaglia (the "Employment Agreement") pursuant to which Mr. Sinigaglia became the Company's Chief Financial Officer. The Employment Agreement has a termination date of March 31, 2007, but it will be automatically extended for an additional one-year term, unless either the Company or Mr. Sinigaglia provides the other with written notice of intention not to renew at least thirty (30) days prior to the end of the term.

Under the terms of the Employment Agreement, Mr. Sinigaglia will be paid an annual base salary of (i) $90,000 for the period commencing on March 21, 2006 through March 31, 2006, (ii) $110,000 for the period commencing on April 1, 2006 through May 31, 2006, (iii) $120,000 for the period commencing on June 1, 2006 through August 31, 2006 and (iv) $135,000 for the period commencing on September 1, 2006 through March 31, 2007.

The Employment Agreement provides that Mr. Sinigaglia will be granted an option to purchase 50,000 shares of the Company's common stock pursuant to the terms of the Company's 2004 Equity Compensation Plan. The option will vest in five annual installments. The option exercise price is equal to $2.50, which represents the fair market value of a share of the Company's common stock on March 24, 2006, the date of the grant of the option.

Mr. Sinigaglia's Employment Agreement contains non-competition and non-solicitation provisions. A copy of the Employment Agreement is incorporated by reference as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Nicholas A. Sinigaglia was appointed Chief Financial Officer of the Company effective March 21, 2006, which also includes functioning as the chief accounting officer of the Company. Scott Whitaker, the Chief Financial Officer until March 21, 2006, will remain as an employee of the Company as Controller/Bookkeeper. Mr. Whitaker had been appointed Chief Financial Officer of the Company on February 24, 2005 with the understanding that the appointment would be on an interim basis until we recruited a suitable replacement.

Mr. Sinigaglia, 36, joined the Company in February 2006. From August 2005 to February 2006, he acted as an independent business consultant providing accounting and business consulting services as well as interim-CFO services to New York clients. From February 2004 to June 2005, Mr. Sinigaglia served as the Center Manager of MedQuest Associates, a leading provider of diagnostic imaging services. From 1997 to February 2004, Mr. Sinigaglia was the Vice President and Managing Partner of Ray-X Medical Management Services, Inc., an organization offering management services to various medical specialties. Mr. Sinigaglia was an Audit Senior Supervisor with Arthur Andersen LLP from 1991 to 1997 and is a Certified Public Accountant. He has no family relationship to any other director or executive officer of the Company.

Mr. Sinigaglia's compensation arrangements are summarized in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement dated March 21, 2006 between Smart Online, Inc. and Nicholas A. Sinigaglia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

March 27, 2006	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated March 21, 2006 between Smart Online, Inc. and Nicholas A. Sinigaglia.